EXHIBIT 23.3
PricewaterhouseCoopers SpA

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-4 of Telecom Italia SpA of our report dated March 5, 2004 relating to the consolidated financial statements of Finsiel SpA for the three years ended December 31, 2003, 2002 and 2001, which appears in the issuer’s Annual Report on Form 20-F for the year ended December 31, 2003.

PricewaterhouseCoopers SpA

Corrado Testori (Partner)

Rome, 4 June 2004